                                           Exhibit 23(a)

                      Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Greif Bros. Riverville Mill Employees Retirement Savings Plan and Trust of our reports dated December 6, 1999, with respect to the consolidated financial statements and schedule of Greif Bros. Corporation included in its Annual Report (Form 10-K) for the year ended October 31, 1999, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Columbus, Ohio
September 14, 2000